                                                                     Exhibit 5.3

Watts, Griffis and McQuat
Consulting Geologists and Engineers

                                                                  March 27, 2007

                                    CONSENT

TO:     OLYMPUS PACIFIC MINERALS INC.

AND TO: BERNS & BERNS, COUNSELORS AT LAW

AND TO: U.S. SECURITIES & EXCHANGE COMMISSION
               (THE "SECURITIES REGULATOR")

Gentlemen:

     RE: TECHNICAL REPORTS - BONG MIEU AND PHUOC SON GOLD PROJECTS

Reference is made to the technical reports (the "Technical Reports") entitled
"A Technical Review of the Phuoc Son Gold Project in Quang Nam Province,
Vietnam", dated January 30, 2004, and "A Technical Review of the Bong Mien
Gold Project in Quang Nam Province, Vietnam", dated September 17, 2004, by
WGM which we prepared for Olympus Pacific Minerals Inc. (the "Company" or
"Olympus").

We hereby consent to the filing of the Technical Reports with the Securities
Regulator, and to the written disclosure of the Technical Reports and the inclusion of extracts therefrom or a summary thereof in the amended final
Form 20-F. We further agree to being named as an expert in the amended registration statement (Final Form 20-F).

Dated this 27th day of March, 2007.

                                                Sincerely,

                                       WATTS, GRIFFIS AND MCOUAT LIMITED
                                              /s/ Joe Hinzer
                                       Per: Joe Hinzer, President, M.Sc., P.Geo.

JH/ls

WATTS, GRIFFIS AND McQUAT LIMITED        Suite 400 o 8 King Street East o Toronto o Canada o M5C 1B5
Tel: (416) 364-6244 o Fax: (416) 864-1675 o Email: wgm@wgm.on.ca o Web: www.wgm.on.ca